UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2016

Smart Server, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55182	46-3951329
(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Sharon Road Suite 370 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

(980) 297-2000
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth below in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this item.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth below in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this item.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth below in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this item.
Item 5.01. Changes in Control of Registrant.
On July 13, 2016, Berrard Holdings Limited Partnership (“Berrard Holdings”) acquired 5,475,000 shares of common stock (the “Shares”) of Smart Server, Inc. (the “Company”) from Pamela Elliott, pursuant to an Amended and Restated Stock Purchase Agreement, dated July 13, 2016. The Shares acquired by Berrard Holdings represent 99.5% of the Company’s issued and outstanding shares of common stock. Steven R. Berrard has voting and dispositive control over Berrard Holdings. The aggregate purchase price for the Shares was $148,141.75, which Berrard Holdings paid from cash on hand. In addition, at the closing, Berrard Holdings loaned the Company, and the Company executed a promissory note, in the principal amount of $191,858.25 payable to Berrard Holdings (the “Note”). Proceeds from the Note were used to pay an aggregate of $191,858.25 in outstanding debt of the Company, consisting of $175,909.25 in outstanding notes payable and $15,949.00 in outstanding accounts payable.

Pursuant to the Note, the Company is obligated to repay $191,858.25 with interest thereon at the rate of 6% per annum. The maturity date of the Note is July 13, 2026 (“Maturity Date”). From the date of a Qualified Financing (as defined below) through the Maturity Date, Berrard Holdings has the right to convert the outstanding balance under the Note into shares of capital stock of the Company being issued in such Qualified Financing (“Qualified Financing Securities”) at a conversion price equal to the greater of (i) $0.06 and (ii) fifty percent (50%) of the price per share at which the Qualified Financing Securities are sold by the Company in the Qualified Financing (the “Conversion Price”). In the event a Qualified Financing has not occurred by the Maturity Date, Berrard Holdings may elect to (i) have the outstanding balance under the Note paid in cash or (ii) as soon as practicable following the Maturity Date, convert the outstanding balance under the Note into equity securities of the Company having substantially the same rights as the most senior class of stock of the Company outstanding immediately prior to the Maturity Date or if no class of stock senior to the Company’s common stock is outstanding, into common stock in each case at the Conversion Price, which will be $0.06 if no Qualified Financing has occurred prior to the Maturity Date. The Note was, and the securities of the Company that may be issued pursuant to the Note will be, issued in reliance upon Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. For purposes of the Note, Qualified Financing means an equity financing of at least $500,000. A copy of the Note is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

In connection with the change in control of the registrant described in Item 5.01 above, effective July 13, 2016, Pamela Elliott resigned as the Company’s sole director and executive officer and Steven R. Berrard was appointed the sole director and Chief Executive Officer, Interim Chief Financial Officer, and Secretary of the Company.

Steven R. Berrard, 61, has served as a director of Walter Investment Management Corp. (“Walter Investment”) since March 2010. He has served, and continues to serve, on the Compensation and Human Resources Committee of Walter Investment since March 2010, and he served on the Audit Committee of Walter Investment from May 2010 until February 2013. He currently also serves on the Nominating and Corporate Governance Committee and the Finance Committee of Walter Investment. Mr. Berrard served on the Board of Directors of Swisher Hygiene Inc., a publicly traded industry leader in hygiene solutions and products, from 2004 until May 2014. Mr. Berrard is the Managing Partner of New River Capital Partners, a private equity fund he co-founded in 1997. Mr. Berrard was the co-founder and Co-Chief Executive Officer of AutoNation, Inc. (“AutoNation”), a leading automotive retail company, from 1996 to 1999. Prior to joining AutoNation, Mr. Berrard served as President and Chief Executive Officer of the Blockbuster Entertainment Group, at the time the world’s largest video store operator. Mr. Berrard served as President of Huizenga Holdings, Inc., a real estate management and development company, and served in various positions with subsidiaries of Huizenga Holdings, Inc. from 1981 to 1987. Mr. Berrard was employed by Coopers & Lybrand (now PricewaterhouseCoopers LLP (“PwC”)) from 1976 to 1981. Mr. Berrard currently serves on the Board of Directors of Pivotal Fitness, Inc., a chain of fitness centers operating across the United States. Mr. Berrard earned his B.S. in Accounting from Florida Atlantic University.

The information set forth above in Item 5.01 of this Current Report on Form 8-K regarding the Note is incorporated by reference into this item.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note, dated July 13, 2016, by and between Smart Server, Inc. and Berrard Holdings Limited Partnership.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SMART SERVER, INC.

Date: July 19, 2016	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Executive Officer, Interim Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Promissory Note, dated July 13, 2016, by and between Smart Server, Inc. and Berrard Holdings Limited Partnership.

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